   As filed with the Securities and Exchange Commission on January 22, 1997
                                               Registration No. 333-

                                    FORM S-8

            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                           HDS NETWORK SYSTEMS, INC.
             (Exact name of registrant as specified in its charter)

           Delaware                                     23-2705700
(State or other jurisdiction of           (I.R.S. Employer Identification No.)
 incorporation or organization)

                               400 Feheley Drive
                      King of Prussia, Pennsylvania 19406
                    (Address of Principal Executive Offices)

                             1995 STOCK OPTION PLAN
                            (Full Title of the Plan)

                          Arthur R. Spector, President
                           HDS Network Systems, Inc.
                               400 Feheley Drive
                      King of Prussia, Pennsylvania  19406
                    (Name and address of agent for service)
                                 (610) 277-8300
         (Telephone number, including area code, of agent for service)

                                   Copies to:

                           Nancy D. Weisberg, Esquire
                           McCausland, Keen & Buckman
                    Five Radnor Corporate Center, Suite 500
                              100 Matsonford Road
                           Radnor, Pennsylvania 19087
                                 (610) 341-1000


================================================================================

                        Calculation of Registration Fee
--------------------------------------------------------------------------------

                                          Proposed     Proposed
                                           maximum      maximum
                                          offering    aggregate     Amount of
   Title of Securities   Amount to be     price per    offering   registration
    to be registered      registered      unit/(1)/   price/(1)/       fee
    ================      ==========      =========   ==========       ===

    Common Stock,           500,000        $8.5625    $4,281,250      $1,297
    $.001 par value

--------------------------------------------------------------------------------

    /(1)/ Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) under the Securities Act of 1933 based upon the average of the high and low sale prices of the Common Stock on the NASDAQ National Market on January 17, 1997, which was $8.5625 per share.

     Pursuant to General Instruction E to Form S-8, except for Part II, Item 9, the contents of the Registrant's Registration Statement on Form S-8 (Registration No. 33-93942), are hereby incorporated herein by reference.


     Item 8.  Exhibits.
              --------

              4.1*  1995 Stock Option Plan, as amended as of December 3, 1996.

              5*    Opinion of McCausland, Keen & Buckman.

              23.1* Consent of McCausland, Keen & Buckman (included in
                    Exhibit 5).

              23.2* Consent of Arthur Andersen LLP.

              24* Power of Attorney (see signature page of the Registration Statement).
              -------------------------------------------
              *     Filed herewith.


     Item 9.  Undertakings.
              ------------

          (a) The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

              (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

              (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

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

              (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

          (d) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Montgomery County, Pennsylvania, on the 22nd day of January, 1997

                                    HDS NETWORK SYSTEMS, INC.


                                    By:  /S/ ARTHUR R. SPECTOR
                                        ---------------------------------------
                                          Arthur R. Spector, Chairman,
                                          President and Chief Executive Officer



                               POWER OF ATTORNEY

          KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Michael G. Kantrowitz and Scott Holland, and each or either of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their, his or her substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



     By:   /S/ARTHUR R. SPECTOR                          Date:  January 22, 1997
          ------------------------------------------
            Arthur R. Spector, Chairman, President
            and Chief Executive Officer (Principal
            Executive Officer)

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

     By:   /S/SCOTT HOLLAND                              Date:  January 22, 1997
          ------------------------------------------
            Scott Holland, Vice President-Finance
            and Administration (Principal Financial
            Officer and Principal Accounting Officer)


     By:   /S/MICHAEL G. KANTROWITZ                      Date:  January 22, 1997
          ------------------------------------------
            Michael G. Kantrowitz, Executive Vice
            President and Director


     By:   /S/HOWARD L. MORGAN                           Date:  January 22, 1997
          ------------------------------------------
            Howard L. Morgan, Director


     By:   /S/JOHN M. RYAN                               Date:  January 22, 1997
          ------------------------------------------
            John M. Ryan, Director


     By:   /S/CARL G. SEMPIER                            Date:  January 22, 1997
          ------------------------------------------
            Carl G. Sempier, Director


     By:   /S/JAMES W. DIXON                             Date:  January 22, 1997
          ------------------------------------------
            James W. Dixon, Director

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